Exhibit 99.2
1 (c) 2010 Belden Inc. General Overview RS232 Single Channel RS232 Multi Channel RS485 Serial Fiber Links $52 million all cash transaction, anticipated to close in fourth quarter 2010Trailing 12-month revenues of approximately $40 millionExpect the business will be break- even on a GAAP basis in fiscal year 2011 Net Sales Mix (for the twelve months ended Sept 2010) ~35% ~20% ~15% ~30% Ethernet Switches and Routers, Serial Communications, and Media Converters DX1000-TS DX940 DX900 DX40 6KM